EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2018

NEW YORK, May 09, 2018 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ:PNNT) announced today financial results for the second fiscal quarter ended March 31, 2018.

HIGHLIGHTS
Quarter ended March 31, 2018
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$947.9
Net assets	$639.6
Net asset value per share	$9.00

Credit Facility	$41.7
2019 Notes	$250.6
SBA debentures	$194.9

Yield on debt investments at quarter-end	11.5%

Operating Results:
Net investment income	$13.4
Net investment income per share	$0.19
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$97.0
Sales and repayments of investments	$246.4

Number of new portfolio companies invested	3
Number of existing portfolio companies invested	6
Number of ending portfolio companies	49

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 10, 2018

PennantPark Investment Corporation (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 10, 2018 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 263-0877 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2094. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 24, 2018 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3843269.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2018, our portfolio totaled $947.9 million and consisted of $382.4 million of first lien secured debt, $368.6 million of second lien secured debt, $32.3 million of subordinated debt and $164.6 million of preferred and common equity. Our debt portfolio consisted of 87% variable-rate investments (including 8% where London Interbank Offered Rate, or LIBOR, was below the floor) and 13% fixed-rate investments. As of March 31, 2018, we had no companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $92.7 million as of March 31, 2018. Our overall portfolio consisted of 49 companies with an average investment size of $19.3 million, had a weighted average yield on interest bearing debt investments of 11.5% and was invested 40% in first lien secured debt, 39% in second lien secured debt, 4% in subordinated debt and 17% in preferred and common equity.

As of September 30, 2017, our portfolio totaled $1,153.6 million and consisted of $466.1 million of first lien secured debt, $399.5 million of second lien secured debt, $120.7 million of subordinated debt and $167.3 million of preferred and common equity. Our debt portfolio consisted of 82% variable-rate investments (including 13% where LIBOR was below the floor) and 18% fixed-rate investments. As of September 30, 2017, we had no companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $56.4 million as of September 30, 2017. Our overall portfolio consisted of 55 companies with an average investment size of $21.0 million, had a weighted average yield on interest bearing debt investments of 11.5% and was invested 40% in first lien secured debt, 35% in second lien secured debt, 10% in subordinated debt and 15% in preferred and common equity.

For the three months ended March 31, 2018, we invested $97.0 million in three new and six existing portfolio companies with a weighted average yield on debt investments of 8.9%. Sales and repayments of investments for the three months ended March 31, 2018 totaled $246.4 million. For the six months ended March 31, 2018, we invested $235.4 million in eight new and 13 existing portfolio companies with a weighted average yield on debt investments of 10.0%. Sales and repayments of investments for the six months ended March 31, 2018 totaled $438.7 million.

For the three months ended March 31, 2017, we invested $60.5 million in three new and seven existing portfolio companies with a weighted average yield on debt investments of 9.5%. Sales and repayments of investments for the three months ended March 31, 2017 totaled $202.0 million. For the six months ended March 31, 2017, we invested $289.7 million in 12 new and 14 existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the six months ended March 31, 2017 totaled $266.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2018 and 2017.

Investment Income

Investment income for the three and six months ended March 31, 2018 was $27.2 million and $55.9 million, respectively, and was attributable to $12.7 million and $25.4 million from first lien secured debt, $11.3 million and $24.2 million from second lien secured debt and $3.2 million and $6.3 million from subordinated debt, preferred and common equity, respectively. This compares to investment income for the three and six months ended March 31, 2017, which was $33.7 million and $65.6 million, respectively, and was attributable to $15.2 million and $28.3 million from first lien secured debt, $13.0 million and $25.6 million from second lien secured debt and $5.5 million and $11.7 million from subordinated debt, preferred and common equity, respectively. The decrease in investment income compared to the same periods in the prior year was primarily due to a reduction of our portfolio at cost.

Expenses

Net expenses for the three and six months ended March 31, 2018 totaled $13.8 million and $28.3 million, respectively. Base management fee for the same periods totaled $3.9 million and $8.7 million (after a base management fee waiver of $0.9 million), incentive fee totaled $2.8 million and $5.5 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $5.9 million and $11.8 million and general and administrative expenses totaled $1.2 million and $2.3 million, respectively. This compares to net expenses for the three and six months ended March 31, 2017, which totaled $17.5 million and $34.4 million, respectively. Base management fee for the same periods totaled $5.3 million (after a base management fee waiver of $1.0 million) and $10.6 million (after a base management fee waiver of $2.0 million), incentive fee totaled $3.1 million (after an incentive fee waiver of $0.6 million) and $5.9 million (after an incentive fee waiver of $1.1 million), debt related interest and expenses totaled $7.2 million and $13.9 million, general and administrative expenses totaled $1.5 million and $3.1 million and provision for taxes totaled $0.4 million and $0.9 million, respectively. The decrease in expenses compared to the same periods in the prior year was primarily due to a reduction of our portfolio at cost, a decrease in debt related interest and expenses and base management fees.

Net Investment Income

Net investment income totaled $13.4 million and $27.6 million, or $0.19 and $0.39 per share, for the three and six months ended March 31, 2018, respectively. Net investment income totaled $16.2 million and $31.2 million, or $0.23 and $0.44 per share, for the three and six months ended March 31, 2017, respectively. The decrease in net investment income per share compared to the same periods in the prior year was primarily due to a reduction of our portfolio at cost.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2018 totaled $246.4 million and $438.7 million, respectively, and net realized gains totaled $21.8 million and $25.5 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2017 totaled $202.0 million and $266.2 million, respectively, and net realized losses totaled $18.7 million and $40.9 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, Credit Facility and Notes

For the three and six months ended March 31, 2018, we reported net change in unrealized depreciation on investments of $29.5 million and $36.3 million, respectively. For the three and six months ended March 31, 2017, we reported net change in unrealized appreciation on investments of $20.2 million and $45.5 million, respectively. As of March 31, 2018 and September 30, 2017, our net unrealized depreciation on investments totaled $92.7 million and $56.4 million, respectively. The net change in unrealized depreciation on our investments was driven primarily by changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation of investments that were realized.

For the three and six months ended March 31, 2018, our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility and our 4.50% notes due 2019, or 2019 Notes had a net change in unrealized depreciation of $0.4 million and $1.5 million, respectively. For the three and six months ended March 31, 2017, our Credit Facility, the 2019 Notes and our 6.25% notes due 2025 had a net change in unrealized appreciation of $6.1 million and $0.3 million, respectively. As of March 31, 2018 and September 30, 2017, our net unrealized appreciation on the Credit Facility and the 2019 Notes totaled $0.8 million and $2.3 million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting From Operations

Net change in net assets resulting from operations totaled $6.0 million and $18.3 million, or $0.08 and $0.26 per share, for the three and six months ended March 31, 2018, respectively. This compares to a net change in net assets resulting from operations of $11.5 million and $35.5 million, or $0.16 and $0.50 per share, for the three and six months ended March 31, 2017, respectively. The decrease in the net change in net assets from operations compared to the same periods in the prior year was primarily due to a reduction of our portfolio and depreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the six months ended March 31, 2018 and 2017, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facility, amortized upfront fees on Small Business Administration, or SBA, debentures and debt issuance costs, was 4.58% and 4.38%, respectively.

As of March 31, 2018 and September 30, 2017, we had $41.5 million and $79.4 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 2.88% and 2.42%, respectively, exclusive of the fee on undrawn commitments of 0.375%, as of March 31, 2018 and September 30, 2017. As of March 31, 2018 and September 30, 2017, we had $403.5 million and $365.6 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of March 31, 2018 and September 30, 2017, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding, with a fixed interest rate of 4.50% per year. As of March 31, 2018 and September 30, 2017, we had $200.0 million and $199.0 million in SBA debentures outstanding, respectively.

As of March 31, 2018 and September 30, 2017, we had cash and cash equivalents of $170.2 million and $38.2 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $196.1 million for the six months ended March 31, 2018, and our financing activities used cash of $64.2 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to pay distributions to stockholders and for net repayments under the Credit Facility.

Our operating activities used cash of $18.8 million for the six months ended March 31, 2017, and our financing activities provided cash of $9.5 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily for net borrowings under the Credit Facility.

RECENT DEVELOPMENTS

Subsequent to quarter-end, we announced a share repurchase plan which allows us to repurchase up to $30.0 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The program will expire on May 8, 2019.

Subsequent to quarter-end, we repaid $15.0 million of SBA debentures.

DISTRIBUTIONS

During the three and six months ended March 31, 2018, we declared distributions of $0.18 and $0.36 per share, respectively, for total distributions of $12.8 million and $25.6 million, respectively. For the same periods in the prior year, we declared distributions of $0.18 and $0.46 per share, respectively, for total distributions of $12.8 million and $32.7 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2018	September 30, 2017
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$705,364,389 and $824,106,322, respectively)	$728,195,206	$849,351,548
Non-controlled, affiliated investments (cost—$91,601,721 and $185,799,943, respectively)	74,902,002	189,674,977
Controlled, affiliated investments (cost—$243,662,176 and $200,120,407, respectively)	144,842,821	114,550,983
Total of investments (cost—$1,040,628,286 and $1,210,026,672, respectively)	947,940,029	1,153,577,508
Cash and cash equivalents (cost—$170,265,666 and $38,182,373, respectively)	170,219,549	38,202,068
Interest receivable	6,118,899	5,906,976
Receivable for investments sold	26,983,525	—
Prepaid expenses and other assets	2,285,185	4,509,289
Total assets	1,153,547,187	1,202,195,841
Liabilities
Distributions payable	12,790,950	12,790,950
Payable for investments purchased	—	1,014,000
Credit Facility payable (cost—$41,520,000 and $79,392,900, respectively)	41,685,939	76,037,341
2019 Notes payable (par—$250,000,000)	250,617,500	255,665,000
SBA debentures payable, net (par—$200,000,000 and $199,000,000, respectively)	194,866,410	194,364,653
Base management fee payable, net	3,873,738	4,845,237
Performance-based incentive fee payable, net	2,845,616	2,270,008
Interest payable on debt	6,444,374	6,876,756
Accrued other expenses	865,683	1,523,425
Total liabilities	513,990,210	555,387,370
Commitments and contingencies	—	—
Net assets
Common stock, 71,060,836 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	71,061	71,061
Paid-in capital in excess of par value	818,737,784	818,737,784
Undistributed net investment income	5,334,784	3,333,195
Accumulated net realized loss on investments	(91,071,422)	(116,598,355)
Net unrealized depreciation on investments	(92,731,791)	(56,425,773)
Net unrealized appreciation on debt	(783,439)	(2,309,441)
Total net assets	$639,556,977	$646,808,471
Total liabilities and net assets	$1,153,547,187	$1,202,195,841
Net asset value per share	$9.00	$9.10

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$19,734,120	$22,881,267	$41,117,339	$44,532,692
Payment in kind	1,675,075	1,209,049	2,959,984	1,429,753
Other income	2,486,424	1,565,617	4,073,066	3,668,153
From non-controlled, affiliated investments:
Interest	1,376,065	2,990,507	2,591,899	5,781,439
Payment in kind	234,349	1,449,879	1,807,655	2,884,628
Other income	—	—	—	22,500
From controlled, affiliated investments:
Interest	970,264	210,809	1,450,694	390,544
Payment in kind	749,312	3,407,865	1,893,397	6,874,194
Total investment income	27,225,609	33,714,993	55,894,034	65,583,903
Expenses:
Base management fee	3,873,739	6,332,507	9,608,876	12,607,289
Performance-based incentive fee	2,845,616	3,643,189	6,030,820	7,017,399
Interest and expenses on debt	5,940,893	7,179,057	11,798,271	13,914,631
Administrative services expenses	521,625	894,000	1,043,250	1,788,000
Other general and administrative expenses	628,290	668,483	1,256,580	1,336,990
Expenses before Management Fees waiver and provision for taxes	13,810,163	18,717,236	29,737,797	36,664,309
Management Fees waiver	—	(1,596,111)	(1,427,253)	(3,139,950)
Provision for taxes	—	425,000	—	850,000
Net expenses	13,810,163	17,546,125	28,310,544	34,374,359
Net investment income	13,415,446	16,168,868	27,583,490	31,209,544
Realized and unrealized (loss) gain on investments and debt:
Net realized gain (loss) on investments on:
Non-controlled, non-affiliated investments	12,876,286	13,248,244	14,669,329	(8,947,090)
Non-controlled and controlled, affiliated investments	8,877,164	(31,990,981)	10,857,604	(31,990,981)
Net realized gain (loss) on investments	21,753,450	(18,742,737)	25,526,933	(40,938,071)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(4,219,398)	(6,279,870)	(2,481,333)	13,356,331
Non-controlled and controlled, affiliated investments	(25,313,724)	26,429,957	(33,824,685)	32,166,856
Debt depreciation (appreciation)	399,236	(6,116,548)	1,526,002	(285,864)
Net change in unrealized (depreciation) appreciation on investments and debt	(29,133,886)	14,033,539	(34,780,016)	45,237,323
Net realized and unrealized (loss) gain from investments and debt	(7,380,436)	(4,709,198)	(9,253,083)	4,299,252
Net increase in net assets resulting from operations	$6,035,010	$11,459,670	$18,330,407	$35,508,796
Net increase in net assets resulting from operations per common share	$0.08	$0.16	$0.26	$0.50
Net investment income per common share	$0.19	$0.23	$0.39	$0.44

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:

Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com